EXHIBIT 99.1

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned with respect to the shares of Class A common stock, par value $0.01 per share, of Guild Holdings Company, a Delaware corporation, and that all subsequent amendments to such statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but none of them shall be responsible for the completeness and accuracy of the information concerning the others except to the extent that he or it knows that such information is inaccurate.

DATED: May 23, 2025

BAYVIEW MSR OPPORTUNITY MASTER FUND, L.P.
By: Bayview Capital GP MSR, LLC, its General Partner

By:	/s/ Carlos M. Portugal
Name: Carlos M. Portugal
Title: Senior Vice President

BAYVIEW ASSET MANAGEMENT, LLC

By:	/s/ Carlos M. Portugal
Name: Carlos M. Portugal
Title: Senior Vice President